Exhibit 99.(16)(b)

Power of Attorney

The undersigned Members of the Committees and Officers of The Prudential Variable Contract Account-2 (VCA 2) and The Prudential Variable Contract Account-10 (VCA 10) hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Andrew French, Diana Huffman, and Patrick McGuinness, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any registration statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the restructuring of each of VCA 2 and VCA 10 from a management investment company to a unit investment trust invested solely in shares of the Fidelity VIP Index 500 Portfolio and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	VCA 2 Title	VCA 10 Title

/s/ Ellen S. Alberding
Ellen S. Alberding	Committee Member	Committee Member

/s/ Kevin J. Bannon
Kevin J. Bannon	Committee Member	Committee Member

/s/ Scott E. Benjamin
Scott E. Benjamin	Committee Member and Vice President	Committee Member and Vice President

/s/ Linda W. Bynoe
Linda W. Bynoe	Committee Member	Committee Member

/s/ Barry H. Evans
Barry H. Evans	Committee Member	N/A

/s/ Keith F. Hartstein
Keith F. Hartstein	Committee Member	Committee Member

/s/ Laurie Simon Hodrick
Laurie Simon Hodrick	Committee Member	N/A

/s/ Christian J. Kelly
Christian J. Kelly	Treasurer and Principal Financial and Accounting Officer	Treasurer and Principal Financial and Accounting Officer

/s/ Stuart S. Parker
Stuart S. Parker	Committee Member and President	President

/s/ Brian K. Reid
Brian K. Reid	Committee Member	N/A

/s/ Grace C. Torres
Grace C. Torres	Committee Member	N/A

Dated: August 17, 2022